Kurv ETF Trust 485BPOS

Exhibit 99.(i)(6)

CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 35 to the Registration Statement of Kurv ETF Trust on Form N-1A under the Securities Act of 1933, as amended.

Alston & Bird LLP

By:	/s/ David J. Baum

A Partner

Washington, DC

September 29, 2025